EXHIBIT NO. 24.2

                     CONSENT OF ARTHUR ANDERSEN L.L.P.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 2, 1996 included in Delta-Omega Technology, Inc.'s Form 10-KSB for the year ended August 31, 1996 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

New Orleans, Louisiana
March 12, 1997